Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ryerson Holding Corporation 2014 Omnibus Incentive Plan of our reports dated March 5, 2019, with respect to the consolidated financial statements and schedules of Ryerson Holding Corporation and the effectiveness of internal control over financial reporting of Ryerson Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

March 14, 2019